Exhibit 99.1

A Global Vision with Midwestern Values

NEWS RELEASE

FOR IMMEDIATE RELEASE

MIDWEST HOLDING ACQUIRES NORTHSTAR FINANCIAL CORP.

Lincoln, Nebraska, March 16, 2016- Midwest Holding Inc. (OTC:MDWT) a Lincoln, Nebraska based financial services holding company, announced today that it had successfully completed the acquisition of Northstar Financial Corp., a Minnesota company.

Northstar shareholders, other than Midwest, which previously owned 14.3% of Northstar, will receive 1.27 shares of Midwest common stock for each 1 share of Northstar common stock owned. The transaction was valued at $3.9 million.

"We are very pleased to announce the acquisition of Northstar", stated Mark Oliver, Chairman and CEO of Midwest. "We believe that this transaction will further enhance our financial position as well as provide accelerated marketing opportunities within our family of companies. We look forward to a most beneficial relationship for both the Midwest and Northstar shareholders."

About Midwest:
Midwest Holding is a financial services holding company headquartered in Lincoln, Nebraska. Its long-term growth plan centers around the sale of ordinary whole-life insurance to residents in small communities in middle-America and the acquisition of other U.S. life insurers.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital. Forward-looking statements are based on current expectations and assumptions and analyses made by Midwest and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties. Midwest’s Annual Report on Form 10-K for the year ended December 31, 2014, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect Midwest’s business, results of operations, and financial condition. Midwest undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

For further information contact:

Joel Mathis, Sr. Vice President
214-505-6497
jmathis@midwestholding.com